EXHIBIT 5.1
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                   SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS

                           A PROFESSIONAL CORPORATION

                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5400
                                 (973) 643-7000
                               FAX (973) 643-6500







                                  March 2, 2001





ULTICOM, INC.
1020 Briggs Road
Mt. Laurel, New Jersey 08054

Dear Sirs:

         We have acted as special corporate counsel for Ulticom, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to the offering of 600,000 shares (the "Shares") of the Company's common stock, without par value, to be offered by the Company pursuant to the Ulticom, Inc. 2000 Employee Stock Purchase Plan (the "Plan").

         In connection with such registration statement, we have reviewed the proceedings of the Board of Directors relating to the registration and proposed issuance of the Shares and the Certificate of Incorporation of the Company and the amendments thereto, the Bylaws of the Company and all amendments thereto and such other documents and matters as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                  1. the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey; and



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ULTICOM, INC.
March 2, 2001
Page 2

                  2. the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms and conditions of the Plan and the stock options duly granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

         We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We hereby consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            s/ SILLS CUMMIS RADIN TISCHMAN
                                               EPSTEIN & GROSS, P.A.











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